                                                             EXHIBIT 23.5

                     CONSENT OF SHUMAKER, LOOP & KENDRICK

    We consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement on Form S-3 filed with the Securities and Exchange Commission as of the date hereof and the related Prospectus of Apartment Investment and Management Company.

                             SHUMAKER, LOOP & KENDRICK



                             By:  /s/ John S. Inglis
                                  ------------------
                                  John S. Inglis
                                  Managing Partner


Tampa, Florida
December 6, 1996